Exhibit 10.1
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                       FIRST AMENDMENT TO CREDIT AGREEMENT

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         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment" or "First
Amendment") has been executed as of the 15th day of July, 2004, (the "First Amendment Effective Date"), by INDIAN-MARTIN, INC., a Nevada corporation, ("Company"), and BANK ONE, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    Recitals
                                    --------

         1. Company and Bank (collectively, the "Parties") are parties to a Credit Agreement, dated as of September 5, 2003 (as in effect immediately prior to the execution of this Amendment, the "Existing Agreement").

         2. The Parties have determined that it is in their best interests to amend the Existing Agreement, effective as of the First Amendment Effective Date, as set forth in this First Amendment, and subject to the terms and conditions of this First Amendment.


                                    Agreement
                                    ---------

         NOW THEREFORE, in consideration of the Recitals and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each of the Parties to this First Amendment, it is agreed as follows:

         1. Definitions. Terms which are defined in the Existing Agreement shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement, as amended hereby, excepting only those terms which are expressly defined in this Amendment, which shall have the meanings ascribed to them in this Amendment.

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         2.       Amendments to Existing Agreement.
                  --------------------------------

         (a) Amendments to Definitions. The following definitions, which are set forth in Section 1.02 of the Existing Agreement, are amended and restated in their entirety as of the First Amendment Effective Date to read as follows:

         "Maximum Availability" means as of the date any determination thereof is to be made, the lesser of: (i) the Borrowing Base as of such date, and (ii) the following amounts during the respective time periods described:

         First Amendment Effective Date
          through August 31, 2004                                $20,000,000.00
         September 1, 2004 through September 30, 2004            $30,000,000.00
         October 1, 2004 through October 31, 2004                $45,000,000.00
         November 1, 2004 through November 30, 2004              $40,000,000.00
         December 1, 2004 through December 31, 2004              $30,000,000.00
         January 1, 2005 through January 31, 2005                $25,000,000.00
         February 1, 2005 through August 31, 2005                $20,000,000.00
         September 1, 2005 through September 30, 2005            $30,000,000.00
         October 1, 2005 through October 31, 2005                $45,000,000.00
         November 1, 2005 through November 30, 2005              $40,000,000.00
         December 1, 2005 through December 31, 2005              $30,000,000.00
         January 1, 2006 through January 31, 2006                $25,000,000.00
         February 1, 2006 through Scheduled Maturity Date        $20,000,000.00

         "Scheduled Maturity Date" means July 15, 2006 or such later date as may be established pursuant to the terms of Section 2.01(d) of this Agreement.

         "Revolving Note" has the meaning ascribed to it in Section 2.01(b) of this Agreement which Revolving Note shall be in form and substance substantially the same as Exhibit "I" attached to the First Amendment.

         (b) New Definitions. Section 1.02 of the Existing Agreement is hereby amended, effective as of the First Amendment Effective Date, by adding thereto in appropriate alphabetical sequence the following new definitions:

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         The term "First Amendment" means the First Amendment to Credit
         Agreement, dated as of the First Amendment Effective Date, executed by and between the Parties.

         The term "First Amendment Effective Date" is used as defined in the Preamble of the First Amendment.

         (c) Amendment of Section 5.01(c)(1). Section 5.01(c)(1) of the Existing Agreement is amended and restated as of the First Amendment Effective Date by deleting the last fifteen (15) words therefrom so that the last sentence of such Section 5.01(c)(1) reads as follows:

         " . . . This reporting requirement may be satisfied by the Company providing to the Bank a copy of Escalade's annual audited Financial Statements."

         (d) Deletion of Section 5.01(c)(8). Section 5.01(c)(8) of the Existing Agreement is hereby deleted in its entirety as of the First Amendment Effective Date.

         (e) Redesignation of Section 5.01(c)(9). Section 5.01(c)(9) of the Existing Agreement is hereby redesignated as Section 5.01(c)(8) of the Agreement as of the First Amendment Effective Date.

         (f) Amendment of Section 5.02(a). Section 5.02(a) of the Existing Agreement is hereby amended and restated as of the First Amendment Effective Date to read as follows:

         "(a) Restricted Payments. The Company shall not purchase or redeem any shares of the capital stock of the Company, or declare or pay any Distributions thereon. The Company shall not make any other Distributions to shareholders as shareholders in any manner, or prepay,

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

         purchase or redeem any Subordinated Debt of the Company; provided however, that prior to the occurrence of an Event of Default or Unmatured Event of Default, the Company shall be entitled to: (i) set aside funds for the purpose of making a Distribution to Escalade (provided that such Distribution shall not be made without the Bank's prior written consent); and (ii) pay regularly scheduled payments of interest owed by the Company on its Subordinated Debt which is payable to the Escalade Domestic Subsidiaries and owned and held by Escalade."

         3. Representations and Warranties. Company represents and warrants to Bank that:

         (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction or writ presently in effect applying to Company, or its articles of incorporation, or result in a breach of or constitute a default under any material agreement, lease or instrument to which Company is a party or by which it or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental authority, department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by Company are the legal, valid and binding obligations of Company, as a signatory thereto, and are enforceable against Company in accordance with the terms thereof.

         (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article III of the Agreement are true and correct on and as of the First Amendment Effective Date with the same force and effect as if made on and as of the First Amendment

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

Effective Date, except that the representation in Section 3.01(d) of the Agreement shall be deemed to refer to the Financial Statements of Company most recently delivered to Bank prior to the First Amendment Effective Date.

         (c) No Event of Default has occurred and is continuing or will exist under the Agreement as of the First Amendment Effective Date.

         4. Conditions. The obligation of Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the First Amendment Effective Date:

         (a) Copies, certified as of the First Amendment Effective Date, of such corporate documents of Company as Bank may request evidencing necessary corporate action by Company with respect to this First Amendment.

         (b) This Amendment and the replacement Revolving Note shall have been duly executed and delivered by Company to Bank and this Amendment executed by Bank.

         (c) Bank shall have received such additional agreements, documents and certifications, fully executed by Company, as may be reasonably requested by Bank.

                  Waiver of Default. Bank hereby waives as of the First Amendment Effective Date, Company's default with respect to the financial covenant set forth in Section 5.01(h)(3) of the Existing Agreement which requires Company to at all times maintain a delinquency ratio with respect to outstanding Eligible Accounts whereby not more than 10% of such Eligible Accounts remain unpaid after sixty (60) days after the original payment due dates shown on the underlying invoices. [Such default was evidenced on Company's Borrowing Base Certificate dated May 15, 2004, which showed a delinquency ratio of 10.9%.]

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                  Supplemental Documents and Further Assurances. Company shall at any time on or after the First Amendment Effective Date, and upon the request of Bank, execute and deliver, or cause to be executed and delivered, such additional documents, agreements and instruments as may be reasonably required by Bank or appropriate to give full force and effect to the intents and purposes of this Amendment and the Agreement. Company's failure to comply with the terms of this Section 6 within thirty (30) days after Bank's request shall at Bank's sole discretion and election be deemed an Event of Default under Section 7.01 of the Agreement.

                  Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and each of their respective successors, assigns and legal representatives.

                  Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the substantive laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the conflicts of laws rules or principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any Person. Except as expressly provided otherwise in this Amendment, the Existing Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

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                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their respective duly authorized signatories as of the First Amendment Effective Date.


INDIAN-MARTIN, INC.,                            BANK ONE, NATIONAL ASSOCIATION
a Nevada corporation



By: /s/ CHRISTINE EPPES                         By: /s/ BRIAN D. SMITH
    --------------------------------                ----------------------------
    Christine Eppes, President                      Brian D. Smith, First Vice
                                                     President

           ("Company")                                      ("Bank")

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                                 REVOLVING NOTE
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$45,000,000.00                                             Dated:  July 15, 2004
Indianapolis, Indiana                                        Due:  July 15, 2006


                  FOR VALUE RECEIVED, on or before July 15, 2006, INDIAN-MARTIN, INC., a corporation organized and existing under the laws of the State of Nevada ("Company"), unconditionally promises to pay to the order of BANK ONE, NATIONAL ASSOCIATION, a national banking association ("Bank"), at Bank One Tower, Mail Code IN 1-0046, 111 Monument Circle, Indianapolis, Indiana 46277, or such other place as Bank may designate by written notice to Company, the principal sum of Forty-five Million and 00/100 Dollars ($45,000,000.00), or so much of such amount as may be disbursed by Bank as Advances made on the Loan under the terms of the Credit Agreement (as hereinafter defined), together with interest thereon at the rates and calculated as provided in the Credit Agreement. Interest accruing on the principal balance of this Note outstanding from time to time shall be due and payable by Company in accordance with the terms of the Credit Agreement on such dates as are established therein. All amounts paid on this Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Note is the "Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances, payments, readvances and repayments may be made prior to the maturity of this Note, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Note and the terms of any prepayment premiums, penalties and other charges which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Note prior to maturity is not paid in full within ten (10) days of the date when due, then Bank at its option and without prior notice to Company, may assess a late payment fee in an amount equal to Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by Bank of any late payment fee assessed, or the failure of Bank in any instance to assess a late payment fee shall not be construed as a waiver by Bank of its right to assess late payment fees thereafter.

                  If any installment of interest due under the terms of this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or approve reductions of the payments thereon, release any Collateral securing payment of such indebtedness or accept a renewal Note or Notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

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                  As used in this Note, the term "Credit Agreement" means that certain Credit Agreement, dated as of September 5, 2003, by and between Company and Bank, as the same hereafter may be amended, modified and/or restated from time to time and at any time. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Note shall have the same meanings in this Note as are ascribed to them in the Credit Agreement. The principal amount of this Note outstanding from time to time shall be determined by reference to the books and records of Bank on which shall be recorded each Advance under the Loan evidenced by this Note, and all payments by Company on account of such Loan. Such books and records shall be deemed prima facia to be correct as to such matters, absent demonstrative or manifest error.

                  This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana without reference to the conflicts of laws rules or principles of any jurisdiction.

                                       INDIAN-MARTIN, INC., a Nevada corporation


                                       By: /s/ CHRISTINE EPPES
                                           ------------------------------------
                                           Christine Eppes, President

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